DOWNEY FINANCIAL CORP.
---------------------------------------------------------------------
N   E   W   S       R   E   L   E   A   S   E
                                                For further information contact:
                                                Thomas E. Prince
                                                Chief Financial Officer
                                                (949)509-4440

                 DOWNEY ANNOUNCES HIGHER FIRST QUARTER EARNINGS

     Newport Beach,  California - April 16, 2002 - Downey Financial Corp. (NYSE:
DSL) reported that net income for the first quarter of 2002 totaled $37.3 million or $1.32 per share on a diluted basis, up 44.3% from the $25.9 million or $0.91 per share in the year-ago first quarter.

     Highlights of the first quarter compared to the first quarter a year ago include:

     o an increase of $10.2 million or 40.5% in net income from banking operations;
     o an increase of $1.2 million in net income from real estate investment activities;
     o    an improved effective interest rate spread of 3.03% compared to 2.87%;
     o an increase of $21.9 million in income from secondary marketing activities;
     o    an improved efficiency ratio of 41.8% compared to 45.8%; and
     o    an improved return on average equity of 19.96% compared to 16.28%.

     Daniel D. Rosenthal, President and Chief Executive Officer commented, "The strength of our first quarter results continues to reflect the benefit of our decision several years ago to expand our secondary marketing activities to complement our traditional focus of originating adjustable rate mortgage loans for portfolio. In addition to a significant increase in gains from our secondary marketing activities, our origination of adjustable rate mortgages for portfolio during the quarter were at their highest level in two years. This condition reflects the decline that has occurred in interest rates resulting in fully-indexed rates on adjustable rate mortgages being below that of fixed rate loans. This is contrary to what we experienced during much of last year. Given this change in mortgage rate relationships and the possibility of rising interest rates this year, we believe there will be greater borrower interest in adjustable rate mortgages as the year progresses and a lower level of refinance activity. On this basis, we anticipate a more favorable market for generating asset growth this year."

     Net interest income totaled $79.9 million in the first quarter of 2002, up $3.8 million or 5.0% between first quarters. The increase reflected a higher effective interest rate spread, which averaged 3.03% compared to 2.87% a year ago. Earning assets averaged $10.5 billion during the quarter, slightly below the year-ago level.

     Provision for loan losses was $1.4 million in the current quarter, up from $0.1 million in the year-ago quarter. The increase primarily relates to a commercial real estate loan that became impaired during the quarter. The allowance for loan losses was $37 million at March 31, 2002, up from $36 million at year-end 2001. Net charge-offs totaled $0.3 million in the first quarter of 2002, down slightly from $0.4 million a year ago.

     Total other income was $31.4 million in the first quarter of 2002, up $25.3 million from a year ago due to increases in all major categories. Net gains on sales of loans and mortgage-backed securities increased $14.0 million between first quarters to $16.2 million. Loan servicing activity in the current quarter reflected a loss of $0.6 million, an improvement from a loss of $8.2 million in the year-ago period. This $7.6 million improvement primarily reflected a smaller addition to the valuation allowance for mortgage servicing rights, $0.4 million in the current quarter compared to $8.3 million a year ago. Income from real estate held for investment increased by $2.0 million due primarily to sales activity. Sales in the current quarter resulted in the recapture of $1.3 million of a previously established valuation allowance and an increase of $0.3 million in net gains to a total of $0.6 million. Loan and deposit related fees increased $1.3 million between first quarters primarily reflecting increases of $0.7 million in deposit related fees and $0.2 million in loan prepayment fees.

     Operating expense totaled $45.2 million in the current quarter, up $8.0 million or 21.4% from the first quarter of 2001 because of higher general and administrative expense. The increase was primarily due to higher costs associated with the increased number of branch locations and higher loan origination activity.

     Single family loan originations totaled $2.259 billion in the first quarter of 2002, up 57.1% from the $1.438 billion originated in the first quarter of 2001. Of the current quarter total, $992 million represented originations of loans for portfolio, of which $107 million represented subprime credits. At quarter end, the subprime portfolio totaled $1.4 billion, with an average loan-to-value ratio at origination of 75% and, of the total, 80% represented "A-" credits, an improvement from 79% at year-end 2001. In addition to single family loans, $46 million of other loans were originated in the quarter.

     At March 31, 2002, assets totaled $10.9 billion and deposits totaled $8.6 billion, both of which were little changed from a year ago. During the quarter, six new in-store branches and one traditional branch were opened, increasing total branches to 144, of which 74 were in-store. The new traditional branch is located in Arizona, increasing our total in that state to two. At quarter end, the average deposit size of our traditional branches was $105 million, while the average size of our in-store branches was $17 million ($21 million excluding the 18 new in-store branches opened within the past 12 months).

     Non-performing assets increased only $1 million during the quarter to $94 million or 0.86% of total assets. Commercial real estate non-accrual loans increased $2 million due primarily to a shopping center loan whose principal tenant declared bankruptcy during the quarter and ceased paying rent.

     At March 31, 2002, Downey Financial Corp.'s primary subsidiary, Downey Savings and Loan Association, F.A., had core and tangible capital ratios of 7.61% and a risk-based capital ratio of 15.39%. These capital levels were well above the "well capitalized" standards of 5% and 10%, respectively, as defined by regulation.

     Certain statements in this release may constitute "forward looking statements" under the Private Securities Litigation Reform Act of 1995, which involve risk and uncertainties. Downey's actual results may differ significantly from the results discussed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, economic conditions, competition in the geographic and business areas in which Downey conducts its operations, fluctuations in interest rates, credit quality and government regulation.

     For further information contact: Thomas E. Prince, Executive Vice President and Chief Financial Officer at (949)509-4440.


                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

                           Consolidated Balance Sheets

                                                                                  March 31,     December 31,      March 31,
(Dollars in Thousands, Except Per Share Data)                                       2002            2001            2001
---------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash .......................................................................   $    120,000    $    106,079    $    114,316
Federal funds ..............................................................         28,800          37,001           7,601
---------------------------------------------------------------------------------------------------------------------------
    Cash and cash equivalents ..............................................        148,800         143,080         121,917
U.S. Treasury securities, agency obligations and other investment securities
    available for sale, at fair value ......................................        248,322         402,355         255,891
Municipal securities held to maturity, at amortized cost (estimated fair value of $6,373 at March 31, 2002 and December 31, 2001 and
    $6,534 at March 31, 2001) ..............................................          6,388           6,388           6,550
Mortgage loans purchased under resale agreements ...........................         10,000            --              --
Loans held for sale, at lower of cost or fair value ........................        388,468         499,024         446,264
Mortgage-backed securities available for sale, at fair value ...............         90,803         118,981           5,842
Loans receivable held for investment .......................................      9,608,842       9,514,408       9,820,116
Investments in real estate and joint ventures ..............................         26,384          38,185          18,690
Real estate acquired in settlement of loans ................................         11,917          15,366          11,634
Premises and equipment .....................................................        111,465         111,762         104,138
Federal Home Loan Bank stock, at cost ......................................        114,842         113,139         108,223
Mortgage servicing rights, net .............................................         68,581          56,895          35,717
Other assets ...............................................................         78,189          85,447          96,120
---------------------------------------------------------------------------------------------------------------------------
                                                                               $ 10,913,001    $ 11,105,030    $ 11,031,102
===========================================================================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits ...................................................................   $  8,598,890    $  8,619,566    $  8,708,275
Federal Home Loan Bank advances ............................................      1,320,386       1,522,705       1,457,046
Other borrowings ...........................................................           --                 7             145
Accounts payable and accrued liabilities ...................................         62,282          67,431          64,138
Deferred income taxes ......................................................         43,821          41,425          32,906
---------------------------------------------------------------------------------------------------------------------------
    Total liabilities ......................................................     10,025,379      10,251,134      10,262,510
---------------------------------------------------------------------------------------------------------------------------
Company obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated debentures of the Company
    ("Capital Securities") .................................................        120,000         120,000         120,000

STOCKHOLDERS' EQUITY
Preferred stock, par value of $0.01 per share; authorized 5,000,000 shares;
    outstanding none .......................................................           --              --              --
Common stock, par value of $0.01 per share; authorized 50,000,000 shares;
    outstanding 28,213,048 shares at March 31, 2002 and December 31, 2001
    and 28,211,048 shares at March 31, 2001 ................................            282             282             282
Additional paid-in capital .................................................         93,400          93,400          93,374
Accumulated other comprehensive income (loss) ..............................         (1,288)           (239)          1,182
Retained earnings ..........................................................        675,228         640,453         553,754
---------------------------------------------------------------------------------------------------------------------------
    Total stockholders' equity .............................................        767,622         733,896         648,592
---------------------------------------------------------------------------------------------------------------------------
                                                                               $ 10,913,001    $ 11,105,030    $ 11,031,102
===========================================================================================================================

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES

                        Consolidated Statements of Income

                                                                                 Three Months Ended
                                                                                       March 31,
                                                                            -----------------------------
(Dollars in Thousands, Except Per Share Data)                                   2002             2001
---------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans receivable ........................................................   $    160,277    $    212,762
U.S. Treasury securities and agency obligations .........................          3,033           4,410
Mortgage-backed securities ..............................................          1,274             128
Other investments .......................................................          1,814           2,666
---------------------------------------------------------------------------------------------------------
    Total interest income ...............................................        166,398         219,966
---------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Deposits ................................................................         68,359         114,801
Borrowings ..............................................................         15,053          25,962
Capital securities ......................................................          3,041           3,041
---------------------------------------------------------------------------------------------------------
    Total interest expense ..............................................         86,453         143,804
---------------------------------------------------------------------------------------------------------
NET INTEREST INCOME .....................................................         79,945          76,162
PROVISION FOR LOAN LOSSES ...............................................          1,447              52
---------------------------------------------------------------------------------------------------------
    Net interest income after provision for loan losses .................         78,498          76,110
---------------------------------------------------------------------------------------------------------
OTHER INCOME, NET
Loan and deposit related fees ...........................................         11,518          10,230
Real estate and joint ventures held for investment, net .................          2,997           1,000
Secondary marketing activities:
    Loan servicing loss, net ............................................           (588)         (8,185)
    Net gains on sales of loans and mortgage-backed securities ..........         16,201           2,187
    Net gains on sales of mortgage servicing rights .....................            294            --
Net gains on sales of investment securities .............................            190             125
Other ...................................................................            741             656
---------------------------------------------------------------------------------------------------------
    Total other income, net .............................................         31,353           6,013
---------------------------------------------------------------------------------------------------------
OPERATING EXPENSE
Salaries and related costs ..............................................         29,437          23,271
Premises and equipment costs ............................................          7,133           6,043
Advertising expense .....................................................          1,044           1,176
Professional fees .......................................................            564             577
SAIF insurance premiums and regulatory assessments ......................            786             732
Other general and administrative expense ................................          6,211           5,339
---------------------------------------------------------------------------------------------------------
    Total general and administrative expense ............................         45,175          37,138
---------------------------------------------------------------------------------------------------------
Net operation of real estate acquired in settlement of loans ............            (58)             (2)
Amortization of excess of cost over fair value of branch acquisitions ...            111             114
---------------------------------------------------------------------------------------------------------
    Total operating expense .............................................         45,228          37,250
---------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES ..............................................         64,623          44,873
Income taxes ............................................................         27,309          19,009
---------------------------------------------------------------------------------------------------------
     NET INCOME .........................................................   $     37,314    $     25,864
=========================================================================================================
PER SHARE INFORMATION
BASIC ...................................................................   $       1.32    $       0.92
=========================================================================================================
DILUTED .................................................................   $       1.32    $       0.91
=========================================================================================================
CASH DIVIDENDS DECLARED AND PAID ........................................   $       0.09    $       0.09
=========================================================================================================
Weighted average diluted shares outstanding .............................     28,271,172      28,275,184
=========================================================================================================

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                             Selected Financial Data
                  (Dollars in Thousands, Except Per Share Data)

                                                        Three Months Ended
                                                            March 31,
                                                      ----------------------
                                                       2002           2001
                                                      -------        -------
NET INCOME BY BUSINESS SEGMENT
Banking .......................................       $35,557        $25,309
Real estate investment ........................         1,757            555
                                                      -------        -------
     Total net income .........................       $37,314        $25,864
                                                      =======        =======

SELECTED FINANCIAL RATIOS
Effective interest rate spread ................          3.03%          2.87%
Efficiency ratio (a) ..........................         41.79          45.82
Return on average assets ......................          1.36           0.94
Return on average equity ......................         19.96          16.28

ASSET ACTIVITY
Loans for investment portfolio (b):
     Originations:
       Residential one-to-four units ..........   $   885,095    $   506,062
       Residential one-to-four units - subprime       107,334        135,043
       All other ..............................        45,752         28,964
     Repayments ...............................      (942,811)      (705,116)
Loans originated for sale (b) .................     1,266,430        796,801

Increase (decrease) in loans
     (including mortgage-backed securities) ...       (44,300)       187,869

Increase (decrease) in assets .................      (192,029)       137,239

Increase (decrease) in deposits ...............       (20,676)       625,586

Decrease in borrowings ........................      (202,326)      (521,381)

                                                    March 31,  December 31,  March 31,
                                                       2002        2001        2001
                                                    ---------  ------------  ---------
CAPITAL RATIOS (BANK ONLY)
Tangible ......................................         7.61%      7.10%        6.55%
Core ..........................................         7.61       7.10         6.55
Risk-based ....................................        15.39      14.53        13.09

BOOK VALUE PER SHARE ..........................       $27.21     $26.01       $22.99

NUMBER OF BRANCHES INCLUDING IN-STORE LOCATIONS          144        137          121

(a) The amount of general and administrative expense incurred for each $1 of net interest income plus other income, except for income associated with real estate held for investment and securities gains or losses.

(b)  Included minor amounts of loans purchased.

Certain prior period amounts have been reclassified to conform to the current period presentation.

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                       Selected Financial Data - Continued
                             (Dollars in Thousands)

                                                                          Three Months Ended
                                 ---------------------------------------------------------------------------------------------------
                                          March 31, 2002                  December 31, 2001                   March 31, 2001
                                 ---------------------------------------------------------------------------------------------------
                                                         Average                           Average                           Average
                                    Average               Yield/      Average               Yield/      Average               Yield/
AVERAGE BALANCE SHEET DATA          Balance    Interest    Rate       Balance    Interest    Rate       Balance    Interest    Rate
------------------------------------------------------------------------------------------------------------------------------------
Interest-earning assets:
  Loans ........................ $ 9,973,808   $160,277    6.43%   $10,000,631   $178,335    7.13%   $10,180,942   $212,762    8.36%
  Mortgage-backed securities ...     106,375      1,274    4.79         36,623        449    4.90          7,761        128    6.60
  Investment securities ........     464,447      4,847    4.23        420,718      4,700    4.43        431,023      7,076    6.66
------------------------------------------------------------------------------------------------------------------------------------
   Total interest-earning assets  10,544,630    166,398    6.31     10,457,972    183,484    7.02     10,619,726    219,966    8.29
Non-interest-earning assets ....     398,488                           370,537                           353,887
------------------------------------------------------------------------------------------------------------------------------------
  Total assets ................. $10,943,118                       $10,828,509                       $10,973,613
====================================================================================================================================
Transaction accounts:
  Non-interest-bearing checking  $   285,156   $   --     --   %   $   354,231   $   --     --   %   $   246,246   $   --     --   %
  Interest-bearing checking (a)      425,162        413    0.39        414,470        424    0.41        396,484        633    0.65
  Money market .................     110,715        507    1.86        103,247        533    2.05         89,259        626    2.84
  Regular passbook .............   2,442,994     15,394    2.56      1,646,412     11,184    2.70        766,948      6,427    3.40
------------------------------------------------------------------------------------------------------------------------------------
   Total transaction accounts ..   3,264,027     16,314    2.03      2,518,360     12,141    1.91      1,498,937      7,686    2.08
Certificates of deposit ........   5,259,181     52,045    4.01      6,214,429     76,494    4.88      6,873,614    107,115    6.32
------------------------------------------------------------------------------------------------------------------------------------
  Total deposits ...............   8,523,208     68,359    3.25      8,732,789     88,635    4.03      8,372,551    114,801    5.56
Borrowings .....................   1,425,878     15,053    4.28      1,114,446     12,093    4.31      1,716,077     25,962    6.14
Capital securities .............     120,000      3,041   10.14        120,000      3,041   10.14        120,000      3,041   10.14
------------------------------------------------------------------------------------------------------------------------------------
  Total deposits, borrowings and
    capital securities .........  10,069,086     86,453    3.48      9,967,235    103,769    4.13     10,208,628    143,804    5.71
Other liabilities ..............     126,079                           150,070                           129,588
Stockholders' equity ...........     747,953                           711,204                           635,397
------------------------------------------------------------------------------------------------------------------------------------
  Total liabilities and
    stockholders' equity ....... $10,943,118                       $10,828,509                       $10,973,613
====================================================================================================================================
Net interest income/interest
  rate spread ..................               $ 79,945    2.83%                 $ 79,715    2.89%                 $ 76,162    2.58%
Excess of interest-earning
  assets over deposits,
  borrowings and capital
  securities ................... $   475,544                       $   490,737                       $   411,098
Effective interest rate spread .                           3.03                              3.05                              2.87
====================================================================================================================================

(a) Included amounts swept into money market deposit accounts.

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                       Selected Financial Data - Continued
                             (Dollars in Thousands)

                                                     Three Months Ended
                                             ---------------------------------
                                             March 31, December 31,  March 31,
                                               2002        2001        2001
                                             ---------   ---------   ---------
LOAN AND DEPOSIT RELATED FEES
Loan related fees:
     Prepayment fees .....................   $  4,686    $  5,475    $  4,525
     Other fees ..........................      2,167       2,477       1,779
Deposit related fees:
     Automated teller machine fees .......      1,543       1,670       1,533
     Other fees ..........................      3,122       3,224       2,393
                                             ---------   ---------   ---------
       Total loan and deposit related fees   $ 11,518    $ 12,846    $ 10,230
                                             =========   =========   =========

LOAN SERVICING LOSS, NET
Income from servicing operations .........   $  2,688    $  2,477    $  2,223
Amortization of MSRs .....................     (2,916)     (2,956)     (2,063)
(Provision for) reduction of impairment ..       (360)     11,960      (8,345)
                                             ---------   ---------   ---------
     Total loan servicing loss, net ......   $   (588)   $ 11,481    $ (8,185)
                                             =========   =========   =========

MORTGAGE SERVICING RIGHTS ACTIVITY
Gross balance at beginning of period .....   $ 65,630    $ 61,651    $ 46,214
Additions ................................     14,997      15,300       5,394
Amortization .............................     (2,916)     (2,956)     (2,063)
Sale of servicing ........................        (35)     (4,916)       --
Impairment write-down ....................     (2,762)     (3,449)       (222)
                                             ---------   ---------   ---------
Gross balance at end of period ...........     74,914      65,630      49,323
                                             ---------   ---------   ---------

Allowance balance at beginning of period .      8,735      24,144       5,483
Provision for (reduction of) impairment ..        360     (11,960)      8,345
Impairment write-down ....................     (2,762)     (3,449)       (222)
                                             ---------   ---------   ---------
Allowance balance at end of period .......      6,333       8,735      13,606
                                             ---------   ---------   ---------

     Total mortgage servicing rights, net    $ 68,581    $ 56,895    $ 35,717
                                             =========   =========   =========

Estimated fair value (a) .................    $70,532     $58,047     $35,752
Weighted average expected life (in months).        87          82          66
Custodial account earnings rate ..........       4.61%       4.36%       4.85%
Weighted average discount rate ...........       9.13        9.16        9.34


                                                   March 31,    December 31,   March 31,
                                                      2002          2001          2001
                                                  -----------   -----------   -----------
MORTGAGE LOANS SERVICED FOR OTHERS
Total .........................................   $6,408,812    $5,805,811    $4,296,883
With capitalized mortgage servicing rights (a):
     Amount ...................................    6,196,137     5,379,513     3,999,380
     Weighted average interest rate ...........         6.85%         6.97%         7.50%

Custodial escrow balances .....................   $    6,103    $   10,596    $    5,281

(a) The estimated fair value may exceed book value for certain asset strata and excluded loans sold or securitized prior to 1996 without capitalized mortgage servicing rights.

                     DOWNEY FINANCIAL CORP. AND SUBSIDIARIES
                       Selected Financial Data - Continued
                             (Dollars in Thousands)

                                                          March 31,     December 31,     March 31,
                                                            2002            2001            2001
                                                        ------------    ------------   -------------
LOANS HELD FOR INVESTMENT
Loans secured by real estate:
  Residential one-to-four units .....................   $ 7,869,433     $ 7,699,061     $ 7,652,325
  Residential one-to-four units - subprime ..........     1,436,760       1,506,719       1,765,656
                                                        ------------    ------------   -------------
    Total residential one-to-four units .............     9,306,193       9,205,780       9,417,981
  Residential five or more units ....................        10,150          11,179          18,915
  Commercial real estate ............................       110,341         112,509         162,169
  Construction ......................................        78,202          84,942          96,564
  Land ..............................................        36,303          22,028          21,230
Non-mortgage:
  Commercial ........................................        21,182          22,017          21,312
  Automobile ........................................        20,902          24,529          36,590
  Other consumer ....................................        48,067          50,908          58,610
                                                        ------------    ------------   -------------
    Total loans held for investment .................     9,631,340       9,533,892       9,833,371
Increase (decrease) for:
  Undisbursed loan funds and net deferred costs
    and premiums ....................................        14,809          16,636          20,804
  Allowance for losses ..............................       (37,307)        (36,120)        (34,059)
                                                        ------------    ------------   -------------
    Total loans held for investment, net ............   $ 9,608,842     $ 9,514,408     $ 9,820,116
                                                        ============    ============    ============

LOANS HELD FOR SALE, NET
Residential one-to-four units .......................   $   392,928     $   509,317     $   445,706
Residential one-to-four units - subprime ............          --                33            --
Capitalized basis adjustment (a) ....................        (4,460)        (10,326)            558
                                                        ------------    ------------   -------------
  Total loans held for sale .........................   $   388,468     $   499,024     $   446,264
                                                        ============    ============    ============

DELINQUENT LOANS
30-59 days ..........................................   $    33,387     $    32,859     $    25,808
60-89 days ..........................................        10,606          22,048          14,988
90+ days (b) ........................................        61,422          55,789          34,122
                                                        ------------    ------------   -------------
  Total delinquent loans ............................   $   105,415     $   110,696     $    74,918
                                                        ============    ============    ============

Delinquencies as a percentage of total loans ........          1.05%           1.10%           0.73%
                                                        ============    ============    ============

NON-PERFORMING ASSETS
Non-accrual loans:
  Residential one-to-four units .....................   $    43,934     $    43,210     $    16,965
  Residential one-to-four units - subprime ..........        33,169          31,166          26,353
  Other .............................................         4,589           2,668           3,367
                                                        ------------    ------------   -------------
    Total non-accrual loans .........................        81,692          77,044          46,685
Troubled debt restructure - below market rate (c) ...           203             203             205
Real estate acquired in settlement of loans .........        11,917          15,366          11,634
Repossessed automobiles .............................            19              19              15
                                                        ------------    ------------   -------------
  Total non-performing assets .......................   $    93,831     $    92,632     $    58,539
                                                        ============    ============    ============

Non-performing assets as a percentage of total assets          0.86%           0.83%           0.53%
                                                        ============    ============    ============

(a) Reflected the change in fair value from date of interest rate lock commitment to date of origination.

(b) All 90 day or greater delinquencies are on non-accrual status and reported as part of non-performing assets.

(c)  Represented a single residential one-to-four unit loan.